UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2005

SMART ONLINE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2530 Meridian Parkway, 2nd Floor Durham, North Carolina (Address of principal executive offices)	27713 (Zip Code)

Registrant’s telephone number, including area code: (919) 765-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

On October 18, 2005, Smart Online, Inc. (“Smart Online”), iMart Incorporated (“iMart”) and the shareholders of iMart (“Sellers”) executed and delivered a Stock Purchase Agreement to purchase all of the capital stock of iMart. The terms of the transaction are summarized under Item 2.01 of this Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 18, 2005, Smart Online completed its purchase of all of the capital stock of iMart, a Michigan based company providing multi-channel electronic commerce systems, pursuant to a Stock Purchase Agreement, dated as of October 17, 2005 by and among Smart Online, iMart and the shareholders of iMart. A conformed copy of the press release announcing the completion of the transaction is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Management determined the iMart acquisition would be advantageous to Smart Online for the following reasons:

1.	Management expects the iMart acquisition will have an accretive impact on both revenues and operating profit (loss).
2.	iMart’s revenues and operating profit increased over the past two years.
3.
Based upon historical operating results and cash flows, Management expects that the future operations of iMart will fund a significant portion of the acquisition installment purchase price and non-competition payments obligation of Smart Online resulting from the acquisition.

4.
Our post-acquisition strategy is for Mr. Mahieu, a key employee and officer of iMart, to continue to lead iMart’s operations in a similar manner as in the past, while Smart Online works to integrate iMart’s products into our OneBiz ConductorSM platform to achieve the upside growth potential envisioned as a result of the acquisition.

5.
iMart’s product offerings will significantly broaden the Company’s OneBiz ConductorSM platform and enhance existing OneBiz ConductorSM when its e-Commerce products are integrated into the OneBiz ConductorSM platform. Management expects the e-Commerce application to be fully integrated into the sales force automation/customer relationship management (SFA/CRM) applications as well as the recently released accounting applications.

This report contains forward-looking statements regarding our plans, objectives, expectations, intentions, future financial performance, future financial condition, and other statements that are not historical facts. You can identify these statements by our use of the future tense, or by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “estimate,” “continue,” and other similar words and phrases. Examples of forward-looking statements include the expected impact of iMart on our future revenue and operating profit or loss, the future operation of iMart by Mr. Mahieu and the future integration of iMart’s products onto our OneBiz ConductorSM platform. These forward-looking statements involve many risks and uncertainties. Examples of such risks and uncertainties are described under “Potential Consequences and Risks Associated with Contract Provisions” and elsewhere in this report, as well as in other filings we may make from time to time with the United States Securities and Exchange Commission. You should be aware that the occurrence of any of these risks and uncertainties may cause our actual results to differ materially from those anticipated in our forward-looking statements, which could have a material adverse effect on our business, results of operations, and financial condition. All forward-looking statements included in this report are based on information available to us as of the date of this report. We assume no obligation or duty to update any such forward-looking statements.

Smart Online intends to operate iMart’s business under the name Smart Commerce, Inc. (“Smart Commerce”). Michael Nouri, the Chief Executive Officer of Smart Online will be the President and Chief Executive Officer of iMart after the acquisition. Gary Mahieu, the former President of iMart, will be the Vice President of iMart and will function as Chief Operating Officer of iMart after the acquisition.

Several provisions of the iMart acquisition agreements restrict Smart Online’s ability to utilize the revenue from iMart’s business after the acquisition. These provisions include a lock box arrangement to secure the acquisition purchase price installment payment obligations of Smart Online described below and restrictions on transfers of cash from iMart to Smart Online until payment of obligations due through January 2007. The acquisition agreements also give Mr. Mahieu, the key employee of iMart before the acquisition, contractual rights and obligations to operate the business of iMart after the acquisition within agreed performance parameters. All of these provisions, which are summarized below, are interrelated.

Acquisition Payments.

Smart Online has agreed to pay the following to the former shareholders of iMart, of which Gary Mahieu and his wife owned approximately 86 % of the iMart shares:

(i)    Two hundred five thousand seven hundred sixty-seven (205,767) shares of Smart Online common stock were issued to the Sellers at the Closing; and

(ii)    Three million three hundred sixty-six thousand ($3,366,000) dollars in cash is payable in installments as follows: (a) four equal installments of four hundred twenty thousand seven hundred and fifty ($420,750) dollars each are required to be paid on January 2, 2006, April 3, 2006, July 5, 2006 and October 2, 2006 and (b) one million six hundred eighty-three thousand ($1,683,000) dollars is required to be paid on January 5, 2007, but the last acquisition purchase price installment payment must be pre-paid if iMart’s business meets certain economic milestones described below.

If iMart collects more than one hundred thirty thousand ($130,000) dollars of specified account receivables during the period after October 17, 2005 through November 15, 2005, the cash purchase price will be increased dollar for dollar by the amount of the excess up to a maximum of $139,500 of additional purchase price. Half the increase is payable on January 5, 2007 and the remainder is payable in four equal installments on January 2, 2006, April 3, 2006, July 5, 2006, and October 2, 2006.
Employment and Noncompetition and Software License

iMart and Smart Online entered into an employment agreement with Gary Mahieu, pursuant to which Mr. Mahieu will be vice president and chief operating officer of iMart and will receive an annual salary of one hundred fifty thousand ($150,000) dollars. In addition, Smart Online and iMart agreed to pay Mr. Mahieu five hundred ten thousand ($510,000) dollars in consideration for his covenant not to compete with iMart or Smart Online.

iMart and Smart Online also entered into an employment agreement with Randy Purdy, pursuant to which Mr. Purdy will be an account manager of iMart and will receive an annual salary of one hundred thousand ($100,000) dollars. iMart and Smart Online also agreed to pay Mr. Purdy two hundred seventy thousand ($270,000) dollars in consideration for his covenant not to compete with iMart or Smart Online.

If iMart or Smart Online fail to pay the $3,366,000 purchase price installments or the $780,000 of non-competition payments described above when they become due, Mr. Mahieu’s and Mr. Purdy’s non-competition covenants will terminate, their nonsolicitation and nondisclosure covenants will become more limited in scope, and Mr. Mahieu will have a nonexclusive royalty-free license to certain iMart software for eighteen (18) months.

Lock Box Agreement

As security for the $3,366,000 of installment payments of the acquisition purchase price obligations of Smart Online described above, Smart Online, iMart and iMart’s selling shareholders entered into a lock box agreement, which granted the iMart sellers a security interest in all the revenue received by iMart. All iMart revenue will be deposited in a lock box account, which is to be used to pay the operating expenses of iMart and the acquisition installment payment and non-competition payment obligations of Smart Online described above.

The lock box account is to be terminated when all the acquisition purchase price installments payments have been made, provided all noncompetition payments due through January 5, 2007 have also been made. The security interest is limited to the $3,366,000 of acquisition purchase price installment payments described above, but the agreements provide that lock box account balances will be used to make up to $780,000 of noncompetition payments to the extent the lock box account continues when the noncompetition payments become due.

The agreements provide that money cannot be withdrawn from the lock box account without the agreement of both (i) Mr. Mahieu or his wife or another person designated by iMart’s selling shareholders and (ii) Michael Nouri, the Chief Executive Officer of Smart Online, or Scott Whitaker, the Chief Financial officer of Smart Online, or some other person designated by Smart Online. The parties have agreed not to unreasonably withhold authorization to withdraw funds.

The agreements state that money in the lock box account will be utilized to pay approximately $146,000 of the monthly operating expenses of  the iMart subsidiary of Smart Online, the $3,366,000 of acquisition purchase price installment payments and up to $780,000 of the non-competition payment obligations of Smart Online described above. The agreements do not specify a priority of one of the specified uses over any other specified use. Consequently, the release of money from the lock box account will depend on agreement by the persons authorized to disburse funds.

Lock box deposits cannot be transferred from iMart to Smart Online or any other subsidiary of Smart Online, unless after the transfer the balance in the lock box account, is $500,000 or more. The excess on deposit in the lock box can be transferred to Smart Online, less the amount of the increase, if any, in the deferred revenue of iMart compared to iMart’s deferred revenue at the time the acquisition closed. If iMart’s revenues for any fiscal quarter exceed $900,000, 50% of any lock box excess (after taking into account deferred revenue as described above) at the end of that fiscal quarter must be used to pre-pay the $1,683,000 installment payment of the acquisition purchase price that is due in January 2007 and 50% of the lock box excess can be transferred to Smart Online.

Contractual Decision-Making Powers of Gary Mahieu

Mr. Mahieu’s contractual decision-making powers do not extend to any financial payments or obligations greater than $20,000, capital investments or transactions outside the ordinary course of business, customer contracts with greater than $50,000 of revenue or commitments for iMart to provide services for more than six months.  However, the acquisition agreements also provide that Gary Mahieu will have contractual rights to conduct the operations of iMart. These contractual rights are outside the scope of normal corporate governance rules. These contractual decision-making powers allow Mr. Mahieu to operate iMart’s business, if he stays within the $146,000 monthly operating budget described above as Mr. Mahieu determines within his contractual rights, and to make payments from the lock box account for such operating expenses, the purchase price installment payments and the non-competition payments, subject to the signature of the Chief Executive Officer, Chief Financial Officer or other designee of Smart Online.

These contractual decision-making powers of Mr. Mahieu are to continue as long as the monthly cost of operations of iMart do not exceed approximately $146,000, and the earnings before interest, taxes, depreciation and amortization (EBITDA) of iMart’s operations exceed $1,452,795 and other financial performance parameters for iMart remain substantially similar to or better than the equivalent numbers for iMart during 2004. This provision does not terminate when all the acquisition purchase price installment payments and non-competition payments are made, and could continue perpetually if the financial performance parameters continue to be met.

Potential Consequences and Risks Associated with Contract Provisions.

Most of the consideration being paid to Mr. Mahieu in this acquisition is to be paid in cash in installments over a two-year period and the value of the shares of Smart Online Mr. Mahieu owns is substantially less than the cash payments required to be made to Mr. Mahieu. Due to several of the acquisition contract provisions described below, conflict of interest situations may arise between Mr. Mahieu’s personal interests and the interests of Smart Online’s shareholders as Mr. Mahieu exercises the contractual authority granted to him in the acquisition agreements.  The acquisition agreements address conflict of interest situations and provide that until all the acquisition purchase price installment payments are made, Mr. Mahieu will determine what is in the best interest of iMart, Smart Online and the selling shareholders of iMart, but he must identify any conflicts of interest to iMart’s Chief Executive Officer, in which case iMart’s Chief Executive Officer (who is currently also the Chief Executive Officer of Smart Online) can make the decision with respect to which a conflict of interest exists, except that if the decision would cause iMart’s EBITDA to be substantially below $1,452,795, then iMart’s Chief Executive Officer can make the decision only if either the amount in the lock box account is at least $500,000 or Smart Online provides an irrevocable letter of credit or cash for payment of the remaining acquisition purchase price installment obligations. Smart Online would not have to provide the letter of credit or cash, if the decision relates to compliance with applicable laws, rules or regulations applicable to iMart.

Without agreement by the people to release funds from the lock box account, Smart Online will be required to find other resources to pay the operating expenses of iMart, which we expect will exceed the $146,000 of monthly expenses targeted to be paid from the lock box account. Consequently, we expect the iMart acquisition will initially be a drain on our cash resources. If the authorized signatories fail to reach agreement, the lock box revenue will be frozen and iMart and Smart Online may be unable to pay their obligations, which could substantially harm their businesses.

  Mr. Mahieu, who will be iMart’s vice president, has an irrevocable contractual right to make decisions about iMart’s business that would ordinarily be made by the Board of Directors or the Chief Executive Officer.  These provisions are limited to the operations of iMart, and do not include the operations of Smart Online or other subsidiaries of Smart Online, but because the amount of revenue of iMart is material to the overall business of Smart Online on a consolidated basis, decisions by Mr. Mahieu made pursuant to these contractual provisions may have a material impact on the overall business of Smart Online.

These provisions of the iMart acquisition agreements described above may have a material adverse effect on Smart Online and present many risks for Smart Online and its investors. For example, lenders may refuse to extend credit because of the security interest granted to iMart’s selling shareholders or because the lock box release provisions may create cash flow problems for iMart and Smart Online. Financial parameters contained in the agreements may impair the ability of Smart Online to integrate iMart’s operations into the overall business strategy of Smart Online. Contractual decision-making ability granted to Mr. Mahieu may lead to disputes with officers and directors of Smart Online that interfere with business.  Since Mr. Mahieu established iMart’s relationships with substantially all iMart’s customers and iMart does not have long-term contracts with its customers, our ability to retain iMart’s customers may be at substantial risk if Mr. Mahieu’s noncompetition and nonsolicitation restrictions are terminated and he obtains the license to iMart’s products.  Potential acquirors of Smart Online may decide not to purchase Smart Online because of these provisions or may substantially lower their price, in which case Smart Online may seek to renegotiate with Mr. Mahieu. The substantial acquisition price installments payments and noncompetition payments required to be paid may drain Smart Online’s financial resources or Smart Online may fail to make such payments, which may trigger the termination of noncompetition provisions and the grant of a license that would enable Mr. Mahieu to compete with iMart and Smart Online. Investors may fear that conflicts of interest may cause Mr. Mahieu to make decisions that are not in the interest of Smart Online’s shareholders.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The financial statements required to be filed by this item are not included with this report of the completed acquisition under Item 2.01 of this Form 8-K. Such financial statements will be filed by amendment within the time period permitted by Item 9.01(a).

(b)	Pro forma financial information.

The pro forma financial information required to be filed by this item is not included with this report of the completed acquisition under Item 2.01 of this Form 8-K. Such information will be filed by amendment within the time period permitted by Item 9.01(b).

(c)	Not applicable.

(d)	Exhibits

2.1
Stock Purchase Agreement dated as of October 17, 2005 by and among Smart Online, Inc., iMart Incorporated and the shareholders of iMart Incorporated. (Nonmaterial schedules and exhibits identified in the Stock Purchase Agreement have been omitted pursuant to Item 601b.2 of Regulation S-K. Smart Online agrees to furnish supplementally to the Commission upon request by the Commission a copy of any omitted schedule or exhibit.)

2.2	Employment Agreement dated as of October 17, 2005 by and among Smart Online, Inc., iMart Incorporated and Gary Mahieu.

2.3	Employment Agreement dated as of October 17, 2005 by and among Smart Online, Inc., iMart Incorporated and Randy Purdy.

2.4	Lock-Box Agreement dated as of October 17, 2005 by and among Smart Online, Inc., iMart Incorporated and the Shareholders of iMart Incorporated.

99.1	Press Release issued by Smart Online, Inc. on October 18, 2005 announcing the acquisition of all of the capital stock of iMart Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART ONLINE, INC.

October 24, 2005	By: /s/ Michael Nouri
Name: Michael Nouri Title: President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

2.1
Stock Purchase Agreement dated as of October 17, 2005 by and among Smart Online, Inc., iMart Incorporated and the shareholders of iMart Incorporated. (Nonmaterial schedules and exhibits identified in the Stock Purchase Agreement have been omitted pursuant to Item 601b.2 of Regulation S-K. Smart Online agrees to furnish supplementally to the Commission upon request by the Commission a copy of any omitted schedule or exhibit.)

2.2	Employment Agreement dated as of October 17, 2005 by and among Smart Online, Inc., iMart Incorporated and Gary Mahieu.

2.3	Employment Agreement dated as of October 17, 2005 by and among Smart Online, Inc., iMart Incorporated and Randy Purdy.

2.4	Lock-Box Agreement dated as of October 17, 2005 by and among Smart Online, Inc., iMart Incorporated and the Shareholders of iMart Incorporated.

99.1	Press Release issued by Smart Online, Inc. on October 18, 2005 announcing the acquisition of all of the capital stock of iMart Incorporated.